UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FNWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On October 25, 2024, First Northwest Bancorp ("the Company") issued a revised earnings release for the quarter ended June 30, 2024., in light of the restatement discussed in Item 4.02 of this Current Report on Form 8-K (the "Current Report"). A copy of the revised earnings release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This information (including Exhibit 99.1) is being furnished under Item 2.02 hereof and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 21, 2024, the Audit Committee of the Board of Directors (the "Audit Committee") of the Company, based on the recommendation of, and after consultation with, the Company’s management and independent registered public accounting firm, concluded that the Company’s previously issued unaudited consolidated financial statements as of and for the three and six month periods ended June 30, 2024 (the "Affected Financials") included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the U.S. Securities and Exchange Commission on August 8, 2024 (the "Affected Quarterly Report"), should no longer be relied upon. Related earnings releases, press releases, shareholder communications, investor presentations or other communications describing relevant portions of the Affected Financials should also no longer be relied upon.

The determination was made following the conclusion that an additional $6.6 million in charge-offs across commercial construction loans, commercial business loans and the Splash unsecured consumer loan program as well as increased provision on Splash consumer loans were required, resulting in a total restated provision for credit losses on loans of $8.7 million. The increases resulted in corrections to loan amortized cost balances, the allowance for credit losses on loans, interest and fees on loans receivable, the provision for credit losses on loans and tax adjustments related to the correction of loan charge-offs and allowance for credit losses on loans. The Company determined the correction of the foregoing is material to the Company’s results of operations included in the Affected Quarterly Report.

The increases in charge-offs and provision for credit losses are the result of management's ongoing credit evaluation in assessing the collectability of the loans discussed above. In consultation with the Company’s prudential regulators, management determined that these amendments were necessary to reflect the credit quality of and underlying collateral values for certain commercial loans. The Audit Committee agreed with management's conclusion.

The Company has restated the Affected Financials and filed them in an amendment to the Affected Quarterly Report (the "Amended Quarterly Report") concurrent with the filing of this Current Report.

As a result of the foregoing, the Company’s management reevaluated the effectiveness of the Company’s internal control over financial reporting ("ICFR") and identified a material weakness in the Company’s ICFR that existed as of June 30, 2024. Additional information regarding the material weakness and the Company’s remediation plan is available in the Amended Quarterly Report.

The Company’s management and the Audit Committee discussed the matters disclosed in this Current Report with Moss Adams LLP, the Company’s independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits
(d) Exhibit.	The following exhibit is furnished with this Current Report.

Exhibit No.	Description
99.1	Corrected and Restated Earnings Release, dated October 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date:	October 25, 2024	/s/Matthew P. Deines
Matthew P. Deines
President and Chief Executive Officer